UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Dated July 24, 2003

of

AGCO CORPORATION

A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930

4205 River Green Parkway
Duluth, GA 30096
(770) 813-9200

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Press release of AGCO Corporation issued July 24, 2003.

Item 9. Regulation FD Disclosure.

     The information set forth under this Item 9 is being furnished pursuant to “Item 12. Results of Operations and Financial Condition” of Form 8-K in accordance with interim guidance provided by the Securities and Exchange Commission in Release Nos. 33-8216 and 34-47583. Such information, including the Exhibits attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

     On July 24, 2003, AGCO Corporation issued a press release reporting its financial results for the second quarter and six months ended June 30, 2003. A copy of the press release is hereby attached as Exhibit 99.1 and incorporated herein by reference.

     The Company has included in this press release operating income, net income and earnings per share amounts that have been adjusted to exclude restructuring and other infrequent expenses, restricted stock compensation and a cumulative effect of an accounting change. Restructuring and other infrequent expenses occur regularly in the Company’s business, but vary in size and frequency. Restricted stock compensation also varies widely in amount and frequency based upon the timing of grants and the performance of the Company’s stock. While the particular accounting change that has been excluded is unlikely to recur, others may occur in the future. The Company believes that the adjusted amounts provide investors useful information because the expenses that are excluded relate to events that resulted in a significant impact during the quarters or six months and will recur only in varied amounts and with unpredictable frequency. Management uses these amounts to compare performance to budget.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

	By:	/s/ Andrew H. Beck

Andrew H. Beck Senior Vice President and Chief Financial Officer

Dated: July 24, 2003

Exhibit Index

Exhibit No.	Description

99.1	Press Release of AGCO Corporation issued July 24, 2003.